Exhibit 99.1

PaxMedica Releases 2022 Shareholder Letter

Company Anticipates Multiple Milestones in Next 12-24 Months

Tarrytown, NY, February 15, 2023 -- PaxMedica, Inc. (Nasdaq: PXMD), a clinical stage biopharmaceutical company focusing on the development of novel anti-purinergic drug therapies (“APT”) for the treatment of disorders with intractable neurologic symptoms, today released a 2022 shareholder letter discussing its recent accomplishments and upcoming milestones:

Dear Shareholders and Stakeholders,

2022 was an exciting year for PaxMedica. We reached several important milestones, and anticipate several others, as we progress through 2023.

PaxMedica’s most important objective is to initiate PAX-101 (suramin) clinical trials for the treatment of ASD in the US. To achieve that primary objective, we are following a well-thought-out strategic path, comprised of key goals that will help accelerate us towards our primary objective.

The past year was highlighted by our transition to a public company, after our Initial Public Offering (IPO) in August 2022. This was an important milestone that will increase our corporate visibility, broaden awareness of PaxMedica in the investment community, and provide trading liquidity for our common stock. Thanks to our IPO, we raised $6.8 million in new capital. We have continued to raise capital for future operations and in November the company executed an equity investment agreement with Lincoln Park Capital, which will potentially provide up to an additional $20 million in working capital, giving the company a cash runway into 2025 based on our current operating plan, assuming we utilize the entire capacity of the Lincoln Park Capital facility.

An important part of our strategy is to pursue an FDA program that provides valuable incentives for achieving an initial NDA approval as an orphan designated drug. One of the most critical steps in this process is a Phase 3 trial, for HAT-301 that we initiated in November. This trial, which uses existing retrospective data that PaxMedica has exclusively licensed from key hospitals in Malawi and Uganda, is expected to advance PAX-101 towards FDA submission for the treatment of Stage 1 Trypanosoma Brucei Rhodesiense Human African Trypanosomiasis, (sometimes referred to as HATr, Human African Trypanosomiasis rhodesiense). This rare and fatal form of sleeping sickness has been the clinical target indication for suramin since it was first discovered in the early 1900s. We expect final results for the HAT-301 study in the second half of 2023.

This is important because, if this trial is successful, we expect to seek accelerated approval for an NDA for PAX-101 as the first treatment for HATr approved under the US Rare Tropical Disease Priority Review Voucher program. The Company expects to monetize a Priority Review Voucher, if received. We believe that this has the potential to be the fastest route to generate funding to complete a comprehensive clinical program for the use of PAX-101 for core symptoms of autism spectrum disorder and other neurodevelopmental conditions.

We are in the process of establishing a commercial supply chain for PAX-101, which we expect to use for future regulatory filings, and future clinical needs.

In the months leading up to the IPO and since, we have also been working to build out our management team and Board of Directors.

During 2022, we filled two important roles on the management team. We appointed Stephen D. Sheldon as Chief Financial Officer in July, and in October, we appointed Stefan Schwabe MD, PhD as Chief Medical Officer. Mr. Sheldon is a seasoned pharmaceutical entrepreneur and executive, with extensive international business development experience. Dr. Schwabe has over 30 years of experience in the pharmaceutical industry and is responsible for directing all of the product development activities, including pre-clinical, clinical, regulatory and pharmaceutical sciences, for PaxMedica’s pipeline products.

We were excited to announce the appointment of Chuck Casamento to the Board of Directors and as Chair of the Audit Committee in October. Chuck is well known in the specialty pharma industry, and has built several pharmaceutical companies, and serves as an independent director at several public companies. Dr John Coelho also joined our board in 2022, joining Zach Rome and Michael Derby, our co-founders, along with Karen LaRochelle and me.

As you can see, PaxMedica made great strides in 2022 and we’re poised to achieve a number of additional milestones over the next 12-24 months. With a strong management team, a lean cost structure, ample flexible funding, and a clear path forward, we believe that PaxMedica is well-positioned to achieve its goals.

I’d like to close by thanking the team and the Board of Directors for their hard work and insight in our first year as a public company. I’d also like to thank our shareholders and other stakeholders for their interest and support in the work that PaxMedica is doing to find treatments for disorders with intractable neurologic symptoms, including Autism Spectrum Disorder and Myalgic Encephalomyelitis/Chronic Fatigue Syndrome (“ME/CFS”).

Thank you and best wishes for a successful year,

Howard Weisman

Chairman and Chief Executive Officer

About PaxMedica

PaxMedica is a clinical stage biopharmaceutical company focusing on the development of anti-purinergic drug therapies (“APT”) for the treatment of disorders with intractable neurologic symptoms, ranging from neurodevelopmental disorders, including Autism Spectrum Disorder (“ASD”), to Myalgic Encephalomyelitis/Chronic Fatigue Syndrome (“ME/CFS”), a debilitating physical and cognitive disorder believed to be viral in origin and now with rising incidence globally due to the long term effects of SARS-CoV-2 (“COVID-19”). One of PaxMedica’s primary points of focus is the development and testing of its lead program, PAX-101, an intravenous formulation of suramin, in the treatment of ASD and the advancement of the clinical understanding of using that agent against other disorders such as ME/CFS and Long COVID-19 Syndrome, a clinical diagnosis in individuals who have been previously infected with COVID-19. For more information, please visit: www.paxmedica.com

Forward-Looking Statements

This press release contains “forward-looking statements.” Statements contained in this press release other than statements of historical fact are forward-looking statements, including but not limited to statements regarding our anticipated development and operating plan, achievement of anticipated milestones, planned research and development efforts and other matters regarding the Company’s business strategy, use of capital, and plans and objectives for future operations. Forward-looking statements reflect our current view about future events. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement, most recent quarterly reports, and other filings with the U.S. Securities and Exchange Commission.

Contacts:

ir@paxmedica.com

Stephanie Prince

PCG Advisory

sprince@pcgadvisory.com

(646) 863-6341